UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2023

PORCH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39142	83-2587663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 1st Avenue S., Suite 501
Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)

(855) 767-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PRCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

2028 Notes Subscription Agreements, Indenture & Security Agreement

As previously disclosed in the Current Report on Form 8-K filed by Porch Group, Inc. (“Porch” or the “Company”) with the Securities and Exchange Commission (the “SEC”) on April 17, 2023, the Company entered into convertible note subscription agreements (the “Subscription Agreements”) with certain institutional investors (the “Investors”), pursuant to which the Company agreed to issue and sell (at an issue price of 95% of par value) $333.334 million in aggregate principal amount of a new series of 6.75% convertible senior secured notes due 2028 (the “2028 Notes”) in a private placement to Investors (the “2028 Notes Offering”).  On April 20, 2023, the Company consummated the 2028 Notes Offering.

The net cash proceeds to the Company from the 2028 Notes Offering were approximately $100 million, after (i) the repurchase of $200.0 million aggregate principal amount of the Company’s existing 0.75% convertible senior notes due 2026 (the “2026 Notes”) in the 2026 Notes Repurchase (as defined below), (ii) repayment of $10.0 million principal amount of existing subsidiary secured indebtedness and (iii) payment of all accrued interest thereon and related transaction fees and expenses. The Company intends to use the remainder of the net proceeds from the 2028 Notes Offering for general corporate purposes. The Company issued the 2028 Notes under an indenture, dated as of April 20, 2023 (the “Indenture”), among the Company, certain subsidiaries of the Company, as Subsidiary Guarantors (as defined below), and U.S. Bank Trust Company, National Association (“U.S. Bank”), in its capacity as trustee and as collateral agent thereunder.

Interest and Maturity. The 2028 Notes bear interest at a rate of 6.75% per annum from and including April 20, 2023, payable semi-annually in arrears on each April 1 and October 1 of each year, beginning on October 1, 2023 (and if such day is not a business day, then on the immediately succeeding business day). The 2028 Notes mature on October 1, 2028, unless earlier redeemed or repurchased by the Company or converted in accordance with their terms prior to such date.

Guarantors. The 2028 Notes are fully and unconditionally guaranteed on a senior secured basis (the “Guarantees”) by each of the Company’s domestic subsidiaries except for: (i) any foreign subsidiary, (ii) any not-for-profit subsidiary, (iii) any subsidiary (including any regulated insurance subsidiary) that is not permitted by law or regulation, or would require unaffiliated third-party consent, approval, license or authorization (including from any governmental authority or regulator) (in the case of any such consent, approval, license or authorization, solely to the extent that such subsidiary has used commercially reasonable efforts to obtain such consent, approval, license or authorization, as applicable) to incur indebtedness or to provide a guarantee of the 2028 Notes, or pledge a security interest in its assets, unless such restriction is removed or such consent, approval, license or authorization has been received, and (iv) any “unrestricted subsidiary” (such subsidiaries providing Guarantees, the “Subsidiary Guarantors”).  On April 20, 2023, the issue date of the 2028 Notes, the “unrestricted subsidiaries” of the Company consist of Porticus Reinsurance Ltd., Porch Risk Management Services LLC, Porch Insurance Reciprocal Exchange, which once approved by the Texas Department of Insurance will be a reciprocal insurance exchange under the laws of the State of Texas, and Homeowners of America Insurance Company.

Collateral. The 2028 Notes are secured by a first-priority lien, subject only to certain permitted liens, in substantially all assets of the Company and the Subsidiary Guarantors, subject to customary exclusions (the “Collateral”), pursuant to a Security and Pledge agreement, dated as of April 20, 2023 (the “Security Agreement”), by and among the Company, the other Grantors (as defined therein) from time to time party thereto, and U.S. Bank, as collateral agent on behalf of the holders of the 2028 Notes.

Ranking. The 2028 Notes are the Company’s senior secured obligations and rank: (i) senior in right of payment to all of the Company’s indebtedness that is expressly subordinated in right of payment to the 2028 Notes; (ii) effectively senior to all of the Company’s unsecured indebtedness to the extent of the value of the Collateral; (iii) equal in right of payment to all of the Company’s unsecured indebtedness beyond the value of the Collateral; (iv) effectively junior to any of the Company’s indebtedness secured by permitted liens which are senior to the liens securing the 2028 Notes, to the extent of the value of the assets subject to such permitted liens; and (v) structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries that do not provide Guarantees. Each Guarantee is a senior secured obligation of the applicable Subsidiary Guarantor and has the same ranking with respect to indebtedness of such Subsidiary Guarantor as the 2028 Notes have with respect to the Company’s indebtedness.

Conversion. The 2028 Notes will be convertible into cash, shares of common stock, par value $0.0001 per share of the Company (“common stock”), or a combination of cash and shares of common stock at Porch’s election at an initial conversion rate of 39.9956 shares of common stock per $1,000 principal amount of the 2028 Notes, which is equivalent to an initial conversion price of approximately $25.00 per share of common stock. A maximum of 13,331,893 shares of Company common stock may be issued upon conversion of the 2028 Notes, subject to customary adjustments.

The 2028 Notes are convertible at the option of the holders (in whole or in part) at any time prior to the close of business on the business day immediately preceding July 1, 2028 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2023 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” (as defined in Section 1.01 of the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of common stock and the conversion rate on each such trading day; (3) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of certain corporate events as specified in the Indenture. On or after July 1, 2028 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or a portion of their 2028 Notes at any time, regardless of the foregoing circumstances.

Optional Redemption. On or after October 1, 2024, the Company may redeem (an “Optional Redemption”) for cash all or any portion of the 2028 Notes at a redemption price equal to the Applicable Percentage (as defined in the Indenture) of the principal amount of such 2028 Notes, plus accrued and unpaid interest to, but excluding, the applicable redemption date; provided, however, that if the Company elects to redeem fewer than all of the outstanding 2028 Notes, the Company must, in the case of each Optional Redemption, elect to redeem a minimum of $62.5 million in aggregate principal amount of 2028 Notes. No sinking fund is provided for the 2028 Notes.

Amortization. On each of September 15, 2027 and March 15, 2028, the Company is required to offer to repurchase for cash the lesser of $15.0 million and 5% of the aggregate principal amount of 2028 Notes then outstanding, in principal amounts of $1,000 or an integral multiple thereof, at a repurchase price equal to 100.0% of the principal amount of the 2028 Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the relevant repurchase date.

Repurchase of Notes if 2026 Notes Remain Outstanding on June 14, 2026.  If more than $30.0 million aggregate principal amount of 2026 Notes (the “Retirement Threshold”) remain outstanding on June 14, 2026, the holders of the 2028 Notes have the right to require the Company to repurchase for cash on June 15, 2026 all or any portion of their 2028 Notes, in principal amounts of $1,000 or an integral multiple thereof, at a repurchase price equal to 106.5% of the principal amount of the 2028 Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.

Repurchase of Notes upon a Fundamental Change. Upon the occurrence of a Fundamental Change (as defined in the Indenture) of the Company, the holders of the 2028 Notes have the right to require the Company to repurchase for cash all or part of their 2028 Notes, in principal amounts of $1,000 or an integral multiple thereof, at a repurchase price equal to 105.25% of the principal amount of the 2028 Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change repurchase date.

Repurchase of Notes upon Certain Asset Sales. At any time when the Company and its restricted subsidiaries receive Net Cash Proceeds (as defined in the Indenture) of more than $2.5 million in excess of the Asset Sale Threshold (as defined below) (such excess Net Cash Proceeds, the “Excess Proceeds”), the Company will make an offer (an “Asset Sale Offer”) to all holders of 2028 Notes to repurchase 2028 Notes for an aggregate amount of cash equal to 50.0% of such Excess Proceeds (excluding, for the avoidance of doubt, any Net Cash Proceeds previously applied to the repurchase of any 2028 Notes pursuant to any preceding Asset Sale Offer), at a repurchase price per 2028 Note equal to 100.0% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the relevant purchase date, if any. “Asset Sale Threshold” means $20.0 million in the aggregate, provided that on and after the date on which the cumulative Net Cash Proceeds received by the Company and its restricted subsidiaries from Asset Sales (as defined in the Indenture) after April 20, 2023 exceeds $20.0 million in the aggregate, the “Asset Sale Threshold” means $0.

Restrictive Covenants. The Indenture contains certain covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to, subject to customary and negotiated exceptions as set forth therein: (i) incur additional indebtedness unless expressly subordinated to, and with a maturity date at least one year after, the 2028 Notes; (ii) guarantee indebtedness or issue redeemable equity; (iii) create certain senior or pari passu liens; (iv) pay dividends on, repurchase or make distributions on account of capital stock or make other restricted payments (including limiting repurchases of 2026 Notes to $25.0 million per year and $50.0 million in the aggregate); (v) make certain unpermitted investments; and (vi) sell, transfer or otherwise convey certain assets.

Financial Covenant. The Company and the Subsidiary Guarantors (on a consolidated basis) are also required under the Indenture to maintain a minimum amount of unrestricted cash and cash equivalents of at least $25.0 million (which will be tested monthly on the last day of each calendar month) (and subject to a one-time equity cure right).

Suspension of Covenants. The foregoing restrictive covenants and financial covenant cease to apply upon the occurrence of certain types of Fundamental Change (as set forth in the Indenture) or at such time as less than 10.0% of the initial aggregate principal amount of the 2028 Notes remains outstanding.

No Registration Rights; Exchange Listing. The 2028 Notes and the shares of Company common stock issuable upon conversion of the 2028 Notes, if any, do not have the benefit of any registration rights. The 2028 Notes will not be listed on any securities exchange; however, the shares of Company common stock issuable upon conversion of the 2028 Notes will be listed on the Nasdaq Capital Market.

Events of Default. The Indenture provides for events of default (subject in certain cases to customary grace and cure periods) which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the Indenture, defaults in payment of certain other indebtedness, cross-acceleration and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, U.S. Bank, as trustee, or the holders of at least 25% in principal amount of the outstanding 2028 Notes may declare the unpaid principal of all the 2028 Notes, plus accrued and unpaid interest thereon, to be due and payable immediately.

The foregoing description of the Subscription Agreements, the Indenture (and the terms of the 2028 Notes issued pursuant thereto), the Security Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the full text of (i) the Subscription Agreements, the form of which was included as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on April 17, 2023 and the terms of which are incorporated herein by reference, (ii) the Indenture, including the form of global 6.75% Senior Secured Convertible Notes due 2028 attached as Exhibit A thereto (the “Global Note”), copies of which are filed with this Current Report on Form 8-K (this “Current Report”) as Exhibits 4.1 and 4.2, respectively, and the terms of which are incorporated herein by reference, and (iii) the Security Agreement, a copy of which is filed with this Current Report as Exhibit 10.1, and the terms of which are incorporated herein by reference.

2026 Notes Purchase Agreement

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on April 17, 2023, concurrently and in connection with the 2028 Notes Offering, the Company and Oppenheimer & Co. Inc., as agent for the Company and not as principal (in such capacity, “OpCo”), entered into privately negotiated notes purchase agreements (the “Notes Purchase Agreements”) to purchase from the Investors, for the account of the Company, $200.0 million in aggregate principal amount of the 2026 Notes held by the Investors (the “2026 Notes Repurchase”).  On April 20, 2023, concurrently with each Investor’s purchase of 2028 Notes in the 2028 Notes Offering, the Company purchased from each Investor the principal amount (at 100% of par value) of the 2026 Notes set forth in each Investor’s Notes Purchase Agreement, pursuant to and in accordance with the terms thereof.

The foregoing description of the Notes Purchase Agreements and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the form of Notes Purchase Agreement, a copy of which was included as Exhibit 10.4 to the Current Report on Form 8-K filed by the Company on April 17, 2023 and the terms of which are incorporated herein by reference.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of Registrant

On April 20, 2023, the Company issued $333.334 million in aggregate principal amount of 2028 Notes to the Investors in the 2028 Notes Offering pursuant to the terms of the Subscription Agreements, the Indenture and the Global Note. The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference. The 2028 Notes issued in the 2028 Notes Offering and the shares of Company common stock issuable upon conversion of the 2028 Notes are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Forward-Looking Statements

Certain statements in this Current Report may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995.  Forward-looking statements generally relate to future events or Porch’s future financial or operating performance. For example, statements regarding the use of net proceeds from the 2028 Notes Offering, and other statements herein of management's beliefs, intentions or goals are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential,” “target,” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Porch and its management at the time they are made, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, risks and uncertainties described in the “Risk Factors” section of Porch’s most recent Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent reports filed with the SEC, all of which are available on the SEC’s website at www.sec.gov.

Nothing in this Current Report should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date of this release. Unless specifically indicated otherwise, the forward-looking statements in this Current Report do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this release. Porch does not undertake any duty to update these forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may be required by law.

No Offer or Solicitation

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy the 2028 Notes, shares of Company common stock or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Item
4.1†

Indenture, dated as of April 20, 2023, by and among Porch Group, Inc., the Subsidiary Guarantors from time to time party thereto, and U.S. Bank Trust Company, National Association, in its capacity as trustee and as collateral agent thereunder.

4.2	Form of 6.75% Senior Secured Convertible Notes due 2028 (included as Exhibit A in Exhibit 4.1).
10.1†	Security Agreement, dated as of April 20, 2023, among Porch Group, Inc., the other Grantors from time to time party thereto, and U.S. Bank Trust Company, National Association, as collateral agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
†	The schedules to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2023	PORCH GROUP, INC.

	By:	/s/ Shawn Tabak
Shawn Tabak
Chief Financial Officer